SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “expects,” “foresees” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2011, we entered into two agreements with USCN Life Science, Inc. (USCN), a Chinese company.  One agreement is a License Option Agreement that grants us the right, but not the obligation, to license from USCN certain technology and any related patents that may issue, and certain hybridoma cell lines for the purpose of deriving new products and technologies for use in diagnostic procedures and in therapeutics for the treatment of disease, as well as for products intended for research use only.  A hybridoma cell line is an expandable culture of cells engineered to secrete a distinct antibody known as a monoclonal antibody that is directed to a specific protein.  Certain antibodies distributed by USCN were tested by BioTime and its subsidiary OncoCyte Corporation and were found to be effective as components of PanC-DxTM.  PanC-DxTM is a novel and proprietary diagnostic being developed at OncoCyte to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups. The option to source USCN’s existing hybridoma cell lines for the large-scale manufacture of OncoCyte’s proprietary products may benefit OncoCyte by reducing the time required for the launch of PanC-DxTM in Europe, currently planned for 2013.

The other agreement we entered into with USCN is an assay kit Supply Agreement under which we will purchase a wide array of assay kits designed for enzyme-linked immunosorbent assay (ELISA) and chemiluminescent immuno assay (CLIA) directed to the stem cell research community and for research use only.

License Option Agreement

License and Field of Use

Under the License Option Agreement we have the option of acquiring world-wide licenses to technology and certain hybridoma cell lines, and any patents related to the licensed technology and hybridoma cell lines, that may issue, for the purpose of deriving new products and technologies for use in diagnostic procedures and in therapeutics for the treatment of disease.

Fees and Royalties

We paid USCN a license fee which will be credited toward the license fee payable if we exercise our option to license at least one hybridoma cell line.  We may exercise our option to license additional hybridomas and related technology and patent rights by paying an additional license fee per hybridoma cell line.

We will pay to USCN a royalty calculated as a percent of Net Sales received by us and our affiliates for all Licensed Products sold, performed, or leased by us or any of our affiliates. As defined in the License Option Agreement, Net Sales means revenues received from the manufacture, use or sale or other disposition of Licensed Products, less the total of all (a) discounts allowed in amounts customary in the trade; (b) sales tariffs, duties and/or taxes imposed on the Licensed Products; or (c) outbound transportation prepaid or allowed; and (d) amounts allowed or credited on returns.  Net Sales does not include revenues from the sale or other disposition of Licensed Products to (i) any of our affiliates, (ii) to any of our sublicensees or any sublicensees of our affiliates, or (iii) to any affiliate of our or our affiliates’ sublicensees. No multiple royalties will be payable on the basis that any Licensed Product is covered by more than one licensed patent or patent application.  Licensed Products means any product, service and/or process that constitutes, incorporates or utilizes, wholly or in part, any of the technology, patent rights, or hybridomas licensed by USCN under the agreement.  If a royalty bearing license to use a third party’s patent is required to eliminate or avoid an infringement or claim of infringement or to settle any lawsuit or other proceeding alleging patent infringement from the use of USCN’s patents or technology or the use, manufacture, production, distribution, or sale of the licensed hybridoma lines or a Licensed Product, then we and any of our affiliates and any sublicensees may deduct the royalties paid to the third party from the royalties payable to USCN, provided that the amount of the deduction may not reduce the royalty payable to USCN by more than 50%.

Indemnification

We have agreed to indemnify, defend and hold harmless USCN and USCN’s affiliates, successors, assigns, agents, officers, directors, shareholders and employees against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property resulting from the production, manufacture, sale, use, lease, performance, consumption or advertisement of Licensed Products or arising from any of our obligations, acts or omissions, or from a breach of any of our representations or warranties, under the License Option Agreement, except for claims that result from (a) the willful misconduct or gross negligence of USCN or any other indemnitee, and (b) claims alleging that the use of any of the patent rights, technology or hybridomas licensed to us, when used within our permitted field of use, infringes upon any patent, trade secret, or moral right of any third party.

USCN has agreed to indemnify, defend and hold harmless us and our affiliates, and our respective successors, assigns, agents, officers, directors, shareholders and employees against all liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of any claim, demand, lawsuit or other proceeding alleging that the use of any patent rights, technology, or hybridoma licensed to us or to any of our affiliates or any sublicensee within the permitted field of use infringes any patent, trade secret, or moral right of any third party.

Termination

The License Option Agreement will terminate on its fifth anniversary if the option has not been exercised on or before that date.  If we exercise our option, the agreement will terminate upon written notice from us to USCN that we, our affiliates, and all sublicensees have permanently discontinued the use of the licensed technology, patent rights, hybridomas and Licensed Products.

USCN may terminate the agreement at any time if we breach or default in the performance of any of our obligations and the breach or default is not cured within thirty (30) days after a written request from USCN to remedy the breach or default, or if the breach or default cannot be cured within said thirty (30) day period, we fail within said thirty (30) day period to proceed with reasonable promptness thereafter to cure the breach.

We may terminate the agreement at any time on sixty (60) days prior written notice to USCN, and upon payment of all amounts due USCN through the effective date of the termination.

Termination of the License Option Agreement will not release a party from any obligation that matured prior to the effective date of the termination.

Supply Agreement

General

Under the Supply Agreement, USCN has agreed to sell us certain assay test kits.  We plan to resell the kits through our subsidiary LifeMap Sciences, Inc. through our new online database slated for launch in 2012.

Our rights to purchase and resell the assay kits is “co-exclusive,” meaning that USCN and its affiliates retain the right to offer, sell, and distribute the kits, and to sell the kits to other third-party distributors.

We may sell the kits to our customers for research purposes only, and not for the treatment or diagnosis of any disease, injury, or physical disorder in humans, or in any human clinical trial or other clinical use.  We and our customers will not have license or other rights to manufacture or produce any of the kits.

Term and Termination

The initial term of the Supply Agreement is five years.  The Supply Agreement will automatically renew for successive one year periods, unless either party provides written notice to the other of its desire not to continue the agreement.

We may terminate this Agreement at any time, for any reason or no reason at all, upon sixty (60) days written notice to USCN.

USCN may terminate the Supply Agreement if we breach or default in the performance of any of our obligations and the breach or default is not cured within thirty (30) days after a written request from USCN to remedy the breach or default, or if the breach or default cannot be cured within the thirty (30) day period, we fail within that thirty (30) day period to proceed with reasonable promptness to cure the breach.

Either party may terminate the Supply Agreement if the other party becomes insolvent or enters into any arrangement or composition with creditors, or makes an assignment for the benefit of creditors; if there is a dissolution, liquidation or winding up of the other party’s business; or if a trustee in bankruptcy is appointed for the assets of the other Party.

The termination or expiration of the Supply Agreement will not act as a waiver of any breach of the agreement and will not release either party for any liability or obligation incurred under the agreement through the expiration or termination date.

Upon termination of the Supply Agreement, USCN shall have the right, but not the obligation, to repurchase all assay kits that we and our affiliates have remaining in inventory, at the original invoiced cost, plus all costs of shipping, insurance, duties, and taxes incurred in connection with the return shipment.  If USCN does not elect to repurchase unsold inventory, we and our affiliates may continue to sell the remaining inventory.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: December 21, 2011	By /s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press release dated December 21, 2011.